                                                                    EXHIBIT 10.1

                               FUNDING AGREEMENT


     THIS FUNDING AGREEMENT (this "Agreement") is made and entered into as of March 21, 2000 (the "Effective Date"), by and between ULTRACARD, INC. a Nevada corporation (the "Borrower"), and UPGRADE INTERNATIONAL CORPORATION, a Florida corporation (the "Lender").

     WHEREAS, the Borrower desires, from time to time, to borrow additional funds from the Lender for general working capital, and the Lender is willing, subject to and upon the terms and conditions herein set forth, to advance and lend such additional funds to Borrower;

     Now, therefore, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.        Funding Commitment.  Lender hereby acknowledges its firm
               ------------------
commitment to secure or provide additional funding for Borrower, not to exceed in the aggregate the sum of Twenty Million Dollars ($20,000,000), upon satisfaction of all of the following conditions precedent:

               (a) Borrower shall have provided Lender with a copy of Borrower's budget for the current fiscal year, which budget has been provided and approved by Lender.

     2.        Note.  All funds which may be advanced by Lender to Borrower
               ----
under this Agreement shall be evidenced by a promissory note payable to the order of the Lender substantially in the form of Exhibit A attached hereto (the
                                                 ---------
"Note"), duly executed by the Borrower. The terms of the Note shall provide that all principal and accrued interest thereon shall be due and payable in accordance with the following terms and conditions: (a) repayment shall be made prior to the payment of any dividends to shareholders of Borrower; and (b) subject to the terms of Section 8 below, all principal and accrued interest shall be due and payable upon the effectiveness of a registration statement under the Securities Act of 1933 (the "Act") of an initial public offering by Borrower of its Common Stock which results in net proceeds to the Company of not less than Thirty Five Million Dollars ($35,000,000) (an "IPO"), or upon the occurrence of any merger, acquisition or other reorganization of Borrower which results in a change in control of Borrower. Notwithstanding the foregoing provisions, the outstanding principal balance on any Note(s), together with all accrued interest thereon, shall be due and payable in full on March 31, 2004.

     3.        Transferability of Notes. The Lender may transfer or assign any
               ------------------------
such Note(s).

     4.        Interest. Notwithstanding anything herein or in the Note(s) to
               --------
the contrary, it is not the intention of the parties hereto to charge, nor at any time shall there be charged or become due and/or payable hereunder or under the Note(s) any interest which would result in a rate of interest being charged which is in excess of the maximum rate permitted to be charged by law, and in the event that any sum in excess of the maximum legal rate of interest is paid or charged, the same shall, immediately upon discovery thereof, be deemed to have been a prepayment of principal (which prepayment shall be permitted, and be without premium or penalty) as of the date of such receipt, and all payments made thereafter shall be appropriately reapplied to interest and principal to give effect to the maximum rate permitted by law, and after such reapplication, any excess payment shall be immediately refunded to Borrower.

               5.  Use of Proceeds.  The proceeds of any funds advanced or
                   ----------------
loaned to Borrower by Lender under this Agreement shall be used for operating expenses and working capital in the business of Borrower. The Borrower acknowledges that any funds advanced or loaned to Borrower pursuant to this Agreement are made expressly and only for business and commercial purposes.

               6.  Affirmative Covenants. The Borrower covenants and agrees
                   ---------------------
that, until all Notes, together with any accrued and unpaid interest thereon, and all of Borrower's other indebtedness to the Lender under this Agreement or otherwise are paid in full, unless specifically waived by the Lender in writing, the Borrower shall furnish the Lender, if requested, annual statements itemizing the income and expenses of the operations of the Borrower and Borrower's projects, copies of all written instruments affecting the Borrower's operations, together with complete and accurate balance sheets prepared at the expense of the Borrower.

          7.   Negative Covenants. The Borrower covenants and agrees that, until
               ------------------
all Notes, together with any accrued and unpaid interest thereon, and all of Borrower's other indebtedness to the Lender are paid in full, the Borrower shall not, without the prior written consent of the Lender, which consent shall not be unreasonably withheld, enter into any transaction of merger, or transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets, or any interest in its operations, or change the nature of its business or its company name, or wind up, liquidate, or dissolve, or agree to do any of the foregoing, without the prior written consent of the Lender.

8.   Conversion of Notes to Common Stock of Borrower.
     -----------------------------------------------

          8.1. Conversion Rates. Effective upon the closing of an IPO, the outstanding debt of Borrower to Lender (including, but not limited to, any outstanding principal and interest) under this Agreement as represented by the Notes shall convert into Common Stock of Borrower at the following rates:

a. With respect to the first $3,800,000 loaned by Lender to Borrower hereunder and any interest or other indebtedness accrued with respect thereto, at a rate of $1.90 per share;

b. Any additional amounts (over $3,800,000 in principle) loaned to Borrower up to $10,000,000 loaned to Borrower hereunder and any interest or other indebtedness accrued with respect thereto, at a rate of $10.00 per share;

a. Any additional amounts (over $10,000,000 in principle) loaned to Borrower up to $20,000.000 loaned to Borrower hereunder and any interest or other indebtedness accrued with respect thereto, at a rate of $15.00 per share.

          8.2. Lock-Up Period.   Lender agrees that any Common Stock of Borrower
               --------------
received as a result of the stock conversion under this section (the "Conversion Stock ") shall not be re-sold without the consent of Borrower, which consent shall not be unreasonably withheld or delayed, for a period of two (2) years after the effective date of the conversion of the debt into Common Stock.

          8.3. Restrictive Legend.  The certificates representing the Conversion
               ------------------
Stock shall contain a legend reflecting the restrictions on transfer contained herein, and by applicable law.

          8.4. Registration Rights.   Following the IPO and after the Lock-Up
               -------------------
Period has expired, if Borrower undertakes a registered offering of its securities it agrees to cooperate with Lender and include so much of the Conversation Stock in such offering as is reasonably practicable, and subject to the restrictions and conditions, if any, imposed by any underwriter in connection with such offering.

     9.   Defaults and Remedies.
          ---------------------

          9.1  Events of Default.  If any one or more of the following events
               -----------------
(herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body), that is to say:

               (a) If default shall be made in the payment of the principal or interest of any Note, when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise, and such default shall continue for thirty (30) days after written notice of default is given;

               (b) If default shall be made in the performance or observance of, or shall occur under, any covenant, agreement, or other provision of this Agreement or in any instrument or document delivered to the Lender in connection with or pursuant to this Agreement, or if any such instrument or document shall terminate or become void or unenforceable without the written consent of the Lender, and such default shall continue for thirty (30) days after written notice of default is given;


               (c) If any representation or warranty or any other statement of fact herein or in any writing, certificate, report, or statement at any time furnished to the Lender pursuant to or in connection with this Agreement, or otherwise, shall be intentionally false or misleading in any material respect;

               (d) If the Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidation, or conservator of itself or of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States or any state;

               (e) If the Borrower shall be adjudged a bankrupt; or a court of competent jurisdiction shall enter an order, judgment, or decree appointing a receiver, trustee, liquidator, or conservator of the Borrower or of the whole or any substantial part of its respective properties, or approve a petition filed against the Borrower seeking reorganization or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States or any state, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its respective assets; or if there is commenced against the Borrower any proceeding for any of the foregoing relief or if a petition in bankruptcy is filed against the Borrower and such proceeding or petition remains undismissed for a period of 30 days; or if the Borrower by any act indicates its consent to, approval of or acquiescence in any such proceeding or petition; or

               (f) If any judgment against the Borrower or any attachment or execution against any of its property for any amount in excess of $500,000 remains unpaid, unstayed, or undismissed for a period of more than 30 days;

Then and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing, the Lender may, at its option, declare any outstanding Note(s) to be due and payable, whereupon the maturity of the then unpaid balance of any and all such Note(s) shall be accelerated and the same, together with all interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note(s) to the contrary notwithstanding.

          9.2  Suits for Enforcement.   In case any one or more Events of
               ---------------------
Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies, whether for the specific performance of any covenant, agreement, or other provision contained herein, in any Note(s), or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of any Note(s) or any other legal or equitable right.

          9.3  Rights and Remedies Cumulative.  No right or remedy herein
               ------------------------------
conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein, in any Note(s), or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein, or now or hereafter existing at law or in equity or by statute, or otherwise.

          9.4  Rights and Remedies Not Waived.  No course of dealing between the
               ------------------------------
Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lender, and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

     10.  Representations and Warranties.  In order to induce the Lender or the
          ------------------------------
Borrower, as the case may be, to enter into this Agreement and to make any loans as herein provided for, the Borrower makes the following representations and warranties which shall survive the execution and delivery of this Agreement and any Note(s), and any inspection or examination at any time made by or on behalf of the Lender and the Borrower.

          10.1 Corporate Status.  The Borrower is a duly organized corporation
               ----------------
in good standing under the laws of the State of Nevada, and has the power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. The Borrower is duly qualified as a foreign company and is in good standing in all states where the nature of its business or the ownership or use of property requires such qualification.

          10.2 Corporate Power and Authority.  The Borrower and the Lender each
               -----------------------------
has the power to borrow and to execute, deliver, and carry out the terms and provisions of this Agreement, any Note(s), and all instruments and documents delivered by it pursuant to this Agreement, and the Borrower and the Lender will each have taken or caused to be taken all necessary corporate action (including but not limited to, the obtaining of any consent of its shareholders as required by law or by the Articles of Incorporation of the Borrower and the Lender) to authorize the execution, delivery, and performance of this Agreement, any borrowing hereunder, the making and delivery of any Note(s), and the execution, delivery, and performance of the instruments and documents delivered by it pursuant to this Agreement.

          10.3 No Violation of Agreements.  The Borrower is not in default
               --------------------------
under any debenture, mortgage, deed of trust, agreement, or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Agreement, any Note(s), or any of the instruments and documents to be delivered pursuant to this Agreement, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any law or regulation, or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement, or other instrument to which the Borrower is a party or by which it may be bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of the Borrower thereunder, or violate any provision of the Articles of Incorporation or Bylaws.

     11.  Miscellaneous.
          -------------

          11.1 Collection Costs.  In the event that the Lender shall retain or
               ----------------
engage an attorney or attorneys to collect, enforce, or protect its interests with respect to this Agreement, any Note(s), or any instrument or document delivered pursuant to this Agreement, or as to any collateral securing any Note(s), the Borrower shall pay all of the costs and expenses of such collection, enforcement, or protection, including reasonable attorneys' fees, and the Lender may take judgment for all such amounts, in addition to the unpaid principal balance of any Note(s) and accrued interest thereon. Such amounts shall be deemed additional indebtedness under the Note(s) and shall bear interest at the Note interest rate from the date such costs are incurred by Borrower. In the event Borrower shall retain or engage an attorney to collect, enforce, or protect its interests with respect to this Agreement, in the event of a breach by Lender, Lender shall pay the costs, including reasonable attorneys' fees of Borrower in connection therewith.

          11.2 Modification and Waiver.  No modification or waiver of any
               -----------------------
provision of any Note(s) or of this Agreement and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Lender, and the same shall then be effective only for the period, on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          11.3  Nevada Law.  All Note(s) and this Agreement shall be
                ----------
interpreted, construed and enforced in accordance with and governed by the laws of the State of Nevada.

          11.4  Notices.  All notices, requests, demands, or other
                -------
communications provided for herein shall be in writing and shall be deemed to have been given when sent by mail, telex, or other means of electronic transmission, including telecopiers, to the addresses listed below for each party, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner:

          Lender:   UPGRADE INTERNATIONAL CORPORATION
                     435 Martin Street, Suite 1010
                     Blaine, Washington  98231

          Borrower: ULTRACARD, INC.
                     1550 S. Bascom Ave., Ste. 100
                     Campbell, California 95008

          11.5  Captions.  The captions of the various Sections and paragraphs
                --------
of this Agreement have been inserted only for the purposes of convenience. Such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge, or restrict any of the provisions of this Agreement.

          11.6  Benefit of Agreement.  This Agreement shall be binding upon and
                --------------------
inure to the benefit of the Borrower and the Lender and their respective successors and assigns, and all subsequent holders of any Note(s).

          11.7  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, or by facsimile, any of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


Lender:                               Borrower:

UPGRADE INTERNATIONAL                 ULTRACARD, INC.
CORPORATION, a Florida corporation    a Nevada corporation|


By:  _________________________        By:  ______________________
     Daniel Bland                          Daniel Kehoe
     Its: President                        Its: President

                                   EXHIBIT A
                                   ---------

THE SECURITIES REPRESENTED BY THIS NOTE (INCLUDING A CONVERSION OF SAME) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACTO OF 1933.

                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------


Borrower:      ULTRACARD, INC.
--------
               A Nevada Corporation

Lender:        UPGRADE INTERNATIONAL CORPORATION
------
                   A Florida Corporation

Loan Amount:   U.S. $___________________
-----------

Dated:                ________________________
-----


     1.   Borrower's Promise to Pay.  Borrower hereby promises to pay to the
          -------------------------
order of Lender or subsequent holder of this Note, the principal sum of __________________________________ Dollars (USD $________), hereinafter referred to as the "principal", plus interest on the principal amount outstanding from time to time at the rate set forth in Section 4 herein.

     2.   Maturity Date.  Subject to the terms of Section 8, below, all
          -------------
principal and accrued interest thereon shall mature and be due and payable in accordance with the following terms and conditions: (a) repayment shall be made prior to the payment of any dividends to shareholders of Borrower; and (b) all principal and accrued interest shall be due and payable upon the registration of any shares of Borrower under the Securities Act of 1933 pursuant to an initial public offering (IPO) of Borrower's Common Stock which results in net proceeds to the Borrower of not less than Thirty Five Million Dollars ($35,000,000), or upon the occurrence of any merger, acquisition or other reorganization of Borrower which results in a change in control of Borrower. Notwithstanding the foregoing provisions, the outstanding principal balance, together with all accrued interest thereon, shall be due and payable in full on March 31, 2004.

     3.   Transferability of Note.  The Lender may transfer or assign this Note.
          -----------------------
The Lender or anyone who takes this Note by transfer or assignment and who is entitled to receive payments under this Note will be called the "Note Holder."

     4.   Interest.  Interest will be charged on that part of principal that has
          --------
not been paid. Interest will be charged on the outstanding principal balance beginning on the date hereof and continuing until the full amount of principal has been paid. Interest shall accrue on the outstanding principal balance at the rate of eight percent (8%) per annum. The Borrower acknowledges this loan is made expressly and only for business and commercial purposes.

     5.   Required Loan Payments:  The Borrower shall make payments to the
          -----------------------
Lender in lawful money of the United States of America, in immediately available funds, as follows:

          (a) Place of Payments.  All loan payments shall be paid to Lender at:
              -----------------

               Upgrade International Corporation
               435 Martin Street, Suite 1010
               Blaine, Washington  98231

or at such other place as may be designated by Lender or the Note Holder from time to time.

          (b) Application of Payments.  Each loan payment shall be applied as
              -----------------------
follows: (i) first, toward payment of any amounts owed under Section 9.3 below,
(ii) second, toward payment of any and all accrued and unpaid interest; and (ii) third, toward payment of any outstanding principal balance.

          (c) Prepayment of Principal.  This Note may be prepaid in whole or in
              -----------------------
part without premium or penalty subject to the prior written consent of the Note Holder to such prepayment.

     6.   Acceleration of Debt.  It is expressly agreed that the full amount of
          --------------------
both principal and interest due pursuant to this Note shall become due and payable at the option of the Note Holder on the happening of any Event of Default under the terms of the Funding Agreement.

     7.   Funding Agreement.  This Note is issued pursuant to a Funding
          -----------------
Agreement between the Borrower and Lender dated March 22, 2000. Reference is made to the Funding Agreement concerning additional terms and conditions pertaining to Lender's rights as to acceleration.

8.        Conversion into Common Stock of Borrower.
          ----------------------------------------
9.
10.       (a)  The entire principal amount of and accrued interest on this
Note and any other indebtedness accrued with respect to this Note shall be converted into shares of Common Stock of the Company at a rate of $____ per share upon the effective date of an IPO by Borrower (as defined in the Funding Agreement).
11.
12. (b) Mechanics and Effect of Conversion. No fractional shares of the Borrower's Common Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Note Holder would otherwise be entitled, the Borrower will pay to the Note Holder in case the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this
Section 8, the Note Holder shall surrender this Note, duly endorsed, at the principal offices of the Borrower or any transfer agent of the Borrower. At its expense, the Borrower will, as soon as practical thereafter, issue and deliver to such Note Holder, at such principal office, a certificate or certificates for the number of shares to which such Note Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Note Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Borrower will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest. The certificates evidencing the Common Stock issued hereunder may have such legends as Borrower may reasonably require to comply with applicable securities laws and to reference the terms of the Funding Agreement.
13.
14.       9.   Miscellaneous.
               -------------
15.
16. 9.1 Borrower and all guarantors and endorsers of this Note, severally waive diligence, demand, presentment, notice of nonpayment and protest, and assent to extensions of time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.
17.
18. 9.2 Borrower and all others who may become liable for all or any part of this obligation, consent to any number of renewals or extensions of the time of payment hereof and to the release of all or any part of any security which may be given for the payment hereof. Any such renewals, extensions or releases may be made without notice to any of said parties and without affecting their liability.

19.
20. 9.3 In the event that the Lender shall retain or engage an attorney or attorneys to collect, enforce, or protect its interests with respect to the Funding Agreement or this Note, or any instrument or document delivered pursuant to this Note or the Funding Agreement, or as to any collateral securing this Note or any other Notes issued under the Funding Agreement, the Borrower shall pay all of the costs and expenses of such collection, enforcement, or protection, including reasonable attorneys' fees, and the Lender may take judgment for all such amounts, in addition to the unpaid principal balance of any Note(s) and accrued interest thereon. Such amounts shall be deemed additional indebtedness under this Note and shall bear interest at the Note interest rate from the date such costs are incurred by Borrower.
21.
               9.4 This Note shall be governed by and construed in accordance with the laws of the State of Nevada.


BORROWER/MAKER:
--------------

ULTRACARD, INC.


By:  ___________________________
     Daniel Kehoe
     Its: President